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                                                                    EXHIBIT 3.23

                            ARTICLES OF ORGANIZATION

                                       OF

                          TOWER AUTOMOTIVE LANSING, LLC

         In order to form a Michigan limited liability company pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned executes the following Articles:

                                    ARTICLE I

         The name of the limited liability company is Tower Automotive Lansing, LLC.

                                   ARTICLE II

         The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

                                   ARTICLE III

         The address of the initial registered office, which is the same as the mailing address, is 5211 Cascade Road, N.E., Grand Rapids, Michigan 49546. The name of the initial resident agent at the registered office is Jeffrey Kersten.

         Signed this 21st day of December, 2000.

                                             /s/ Peter G. Roth
                                             -----------------------------------
                                             Peter G. Roth, Attorney-in-Fact for
                                             Tower Automotive Michigan Limited
                                             Partnership, its Member